Q2 Fiscal 2024 | Financial Results

Lee D. Rudow
President and CEO

Mark A. Doheny
Chief Operating Officer

Tom L. Barbato
Chief Financial Officer

TRANSCAT®
Trust in every measure

Safe Harbor Statement

This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements other than historical fact are forward-looking statements. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as "will," "expects," "estimates," "projects," "anticipates," "believes," "could," "plans," "target," "aims" and other similar expressions or variations thereof. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat's Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

This presentation includes some non-GAAP financial measures, which the Company believes are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. The Company has provided a discussion of these non-GAAP financial measures and reconciliations of comparable GAAP to non-GAAP measures in tables found in the Supplemental Information portion of this presentation.

Q2 FY24 Summary

Consolidated Results

- Q2 revenue increased 11% to $62.8 million
- Gross margin of 32.0%, an improvement of 230 bps from prior year
- Adjusted EBITDA increased 24% from prior year to $9.3 million
- Operating Cash Flow of $8.4 million in the quarter and $16.0 million year to date

Service Segment

- Q2 Revenue increased 17% versus prior year; organic revenue growth of 10%
- Q2 Gross Profit grew 23% and gross margin expanded 140 bps to 34.0%
- 58th consecutive quarter of YoY revenue growth

Distribution Segment

- Q2 Gross Profit increased 14% versus prior year
- Q2 Gross Margin expanded 340 bps to 28.3% driven by mix of Rental revenue
- Acquired Axiom Test Equipment during Q2, the largest acquisition in the company's history

Revenue

($ in millions)


Service Segment
$35.3
17%
$41.4
Distribution Segment
$21.2
1%
$21.4
Consolidated
$56.4
11%
$62.8
Q2 FY23
Q2 FY24
Q2 FY23
Q2 FY24
Q2 FY23
Q2 FY24

Q2 Consolidated revenue growth of 11% on strong Service segment performance

Service revenue growth of 17% with double-digit organic growth of 10%

Distribution revenue growth of 1% vs prior year

All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.

Gross Profit and Margin

($ in millions)


Service Segment
$11.5
$14.1
32.6%
34.0%
Q2 FY23
Q2 FY24
Distribution Segment
$5.3
$6.0
24.9%
28.3%
Q2 FY23
Q2 FY24
Consolidated
20%
$16.8
$20.1
29.7%
32.0%
Q2 FY23
Q2 FY24

Q2 Consolidated gross margin 32.0% expanded 230 bps vs prior year

Service gross margin of 34.0% expanded 140 basis points, primarily due to improved productivity and organic revenue growth

Distribution gross margin expanded 340 bps primarily driven by a larger mix of higher margin Rental revenue

All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.

Net Income, Diluted EPS, Adjusted Diluted EPS*

($ in millions, except EPS)


Net Income
$2.4
$0.5
Q2 FY23
Q2 FY24


Diluted EPS
$0.31
$0.06
Q2 FY23
Q2 FY24


Adjusted EPS*
$0.44
$0.60
Q2 FY23
Q2 FY24

Q2 Net Income of $0.5M due to the previously disclosed non-cash charge of $2.8M for the amended NEXA Earn-Out

Q2 Diluted EPS of $0.06 vs. $0.31 in prior year; the NEXA Earn-Out reduced Diluted EPS by $0.35

Adjusted EPS of $0.60 up 36% vs. the prior year

**See supplemental slides for a description of this non-GAAP financial measure, Adjusted EPS reconciliation and other important information regarding Adjusted EPS*

Adjusted EBITDA* and Margin

($ in millions)


Service Segment
$5.5
$6.8
15.7%
16.4%
Q2 FY23
Q2 FY24
Distribution Segment
$2.0
$2.5
9.4%
11.8%
Q2 FY23
Q2 FY24
Consolidated
24%
$7.5
$9.3
13.3%
14.9%
Q2 FY23
Q2 FY24

Consolidated adjusted EBITDA up 24% driven by growth in both segments

Service segment adjusted EBITDA up 23%

Distribution adjusted EBITDA up 28%

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA. All figures are rounded to the nearest tenth of a million. Therefore, totals shown in graphs may not equal the sum of the segments.*

Operating Free Cash Flow

($ in millions)

Note: Components may not add to totals due to rounding	Six Months Ended	
	September 23, 2023	September 24, 2022
Net cash provided by operations	$16.0	$5.2
Capital expenditures (CapEx)	(5.4)	(4.8)
Operating free cash flow (FCF)**	**$10.5**	**$0.5**

Cash Flow has improved vs prior year

Capital expenditures up slightly year over year and remain focused on technology, Service capabilities/expansion and rental pool assets; in line with expectations

*** In addition to reporting net cash provided by operations, a U.S. generally accepted accounting principle ("GAAP") measure, we present operating free cash flow (net cash provided by operations less capital expenditures), which is a non-GAAP measure. We believe operating free cash flow is an important liquidity measure that reflects the cash generated by the business, after the purchases of technology, capabilities and assets, that can then be used for, among other things, strategic acquisitions, investments in the business, and funding ongoing operations. Operating free cash flow is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net cash provided by operations and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Operating free cash flow, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.*

TRANSCAT Trust in every measure

Balance Sheet Supports Growth Strategy

($ in millions)

Capitalization		
Note: Components may not add to totals due to rounding	September 23, 2023	September 24, 2022
Cash and cash equivalents	$1.2	$0.9
Total debt	53.3	50.8
Total net debt	**$52.0**	**$49.9**
Shareholders' equity	138.3	92.3
Total capitalization	**$191.5**	**$143.1**
Debt/total capitalization	27.8%	35.5%
Net debt/total capitalization	27.2%	34.9%

1.37x leverage ratio at quarter-end *(Total debt to TTM Adjusted EBITDA*)*

$32.0M available from credit facility at quarter-end

Revolving credit facility was paid off subsequent to quarter end with the proceeds from the Secondary Offering.

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA.*

Outlook*

2024 Expectations

Service segment: For Fiscal 2024, expect Service organic revenue growth to be in the high-single digit range and Service gross margin improvement from prior year.

Total Transcat: We expect the fiscal 2024 income tax rate to be in the range of 24% to 26%. The tax rate is higher than in recent years and an increase versus the previously provided estimates due to the non-deductible, non-cash NEXA Earn-Out charge.

Mid-to-long Term Outlook

- Strong organic growth in our Service segment remains a centerpiece of our strategy
- Our business continues to benefit from a predominantly life science-oriented market, driven by regulation and recurring revenue streams
- We have generated sustainable margin improvement over the past several years and we believe the improvement will continue
- We anticipate demonstrating more leverage on the S,G&A investments we have made in the years ahead
- Acquisitions that strengthen our fundamental value proposition will continue to be an important component of our go-forward strategy

** Outlook provided as of October 30, 2023*

Conference Call and Webcast Playback

- Replay Number: **412-317-6671** *passcode:* **13742041**
  Telephone replay available through **Tuesday, November 7, 2023**

- Webcast / Presentation / Replay available at
  https://www.transcat.com/investor-relations

Supplemental Information

TRANSCAT®
Trust in every measure

TRANSCAT Trust in every measure

Adjusted EBITDA Reconciliation

($ in thousands)	FY 2023 Q2	FY 2024 Q2	FY 2024 Q2 TTM
Net Income	$ 2,357	$ 460	$ 8,668
+Interest Expense	550	890	3,211
+Other (Expense) / Income	(13)	(49)	576
+Tax Provision	732	342	2,846
Operating Income	$ 3,626	$ 1,643	$ 15,301
+Depreciation & Amortization	2,778	3,269	11,595
+Acquisition Related Add-Back	-	3,128	3,468
+Other (Expense) / Income	13	49	(576)
+Noncash Stock Compensation	1,114	1,241	3,606
Adjusted EBITDA	$ 7,531	$ 9,330	$ 33,394

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

TRANSCAT Trust in every measure

Segment Adjusted EBITDA Reconciliation

($ in thousands)	FY 2023 Q2		FY 2024 Q2	
Service Operating Income	$	2,507	$	742
+Depreciation & Amortization		2,246		2,325
+Acquisition Related Add-Back		-		2,876
+Other (Expense) / Income		3		29
+Noncash Stock Compensation		793		826
Service Adjusted EBITDA	$	5,549	$	6,798
Distribution Operating Income	$	1,119	$	901
+Depreciation & Amortization		532		944
+Acquisition Related Add-Back		-		252
+Other (Expense) / Income		10		20
+Noncash Stock Compensation		321		415
Distribution Adjusted EBITDA	$	1,982	$	2,532
Service EBITDA		$5,549		$6,798
Distribution EBITDA		$1,982		$2,532
Total Adjusted EBITDA		$7,531		$9,330

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Adjusted Diluted EPS Reconciliation

($ in thousands)

($ in thousands except per share data)				
		FY 24 Q2		FY 23 Q2
GAAP Net Income	$	460	$	2,357
Add back (deduct)	$	4,328	$	1,040
Amortization of Intangibles		1,416		1,147
Acquisition deal costs		328		-
Acq Stock Expense		274		239
Acquisition Amortization of backlog		19		-
Income Tax Effect at 25%		(509)		(346)
Acquisition Earn-Out Adjustment		2,800		-
Non-GAAP adjusted net income	$	4,788	$	3,397
Average diluted shares outstanding		7,948		7,646
Diluted income per share - GAAP	$	0.06	$	0.31
Diluted income per share - Non-GAAP	$	0.60	$	0.44

In addition to reporting Earnings Per Share, a GAAP measure, we present Adjusted Diluted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction and integration expenses, acquisition amortization of backlog and restructuring expense), which is a non-GAAP measure. Our management believes Adjusted Diluted EPS is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance.

Adjusted Diluted Earnings Per Share is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of Earnings Per Share and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted Diluted Earnings Per Share, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.